Independent Auditor's Consent


We consent to the incorporation by reference in this Registration Statement of The Tirex Corporation on Form S-8 of our report dated September 13, 1000, appearing in the incorporated by reference Annual Report on Form 10-KSB of The Tirex Corporation for the year ended June 30, 2000.





                                                Pinkham & Pinkham, P.C.
                                                Certified Public Accountants

July 2, 2001
Cranford, New Jersey